                                                                      EXHIBIT 23




                   REPORT AND CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Lazare Kaplan International Inc. and subsidiaries of our report dated August 9, 2001 included in the 2001 Annual Report to Stockholders of Lazare Kaplan International Inc.

Our audits also included the consolidated financial statement schedule of Lazare Kaplan International Inc. and subsidiaries listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in

         1) Registration Statement (Form S-8, No. 33-20528), Registration Statement (Form S-8, No. 33-37617) and Registration Statement (Form S-8, No. 33-57560), each of which relate to the Lazare Kaplan International Inc. 1988 Stock Option Incentive Plan,

         2) Registration Statement (Form S-8, No. 333-40225) and Registration Statement (Form S-8, No. 333-92077) which relate to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan, and

         3) Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-52303), which relates to the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investment

of our report dated August 9, 2001 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Lazare Kaplan International Inc.



                                           ERNST & YOUNG, LLP

                                           New York, New York
                                           August 28, 2001